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                                  EXHIBIT 21

                                 SUBSIDIARIES

                                                               State or Other
                                                              Jurisdiction of
Parent                                                         Incorporation
------                                                        ---------------

Cecil Bancorp, Inc.                                               Maryland



Subsidiaries (1)
----------------

Cecil Federal Savings Bank                                     United States



Subsidiaries of Cecil Federal Savings Bank
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Cecil Service Corporation                                         Maryland
Northeastern Service Corporation                                  Maryland


____________________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in Item 8 hereof.